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                              EXHIBIT INDEX


Exhibit No.  Description                               Page
-----------  -----------                               ----

D-1(a)       Certified copy of order of Massachusetts  Filed under cover
             Department of Public Utilities dated      of Form SE
             October 10, 1995

D-1(b)       Certified copy of order of Massachusetts  Filed under cover
             Department of Public Utilities dated      of Form SE
             June 24, 1994

D-2          Filing with the Federal Energy            Filed under cover
             Regulatory Commission (FERC)              of Form SE

G-1          Proposed Amended Terms of the NEES        Filed herewith
             Money Pool